Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Amex: RVR)

Contact: Address: Phone:	Martin J. Szumski Chief Financial Officer 6051 El Tordo P.O. Box 9876 Rancho Santa Fe, CA 92067 (858) 997-6740

November 28, 2011

WHITE RIVER CAPITAL, INC. DECLARES
ONE-TIME SPECIAL CASH DIVIDEND

Rancho Santa Fe, California . . . White River Capital, Inc. (NYSE Amex: RVR) (“White River”), announced that its Board of Directors has declared a one-time special cash dividend of $4.00 per share on its common stock to be paid December 22, 2011 to shareholders of record on December 8, 2011. The aggregate amount of the payment to be made in connection with the special, one-time dividend will be approximately $14.1 million. This one-time special cash dividend will be funded by the excess availability on the line of credit of White River’s subsidiary, Coastal Credit LLC.

“White River’s declaration of a one-time special cash dividend for a second year reflects our continued commitment to maximizing shareholder value,” said John Eggemeyer, chief executive officer of White River.  “Given the very strong capitalization of White River, we have the resources to provide our shareholders with a significant special dividend and to retain capital to continue to grow the company.”

ABOUT WHITE RIVER AND COASTAL CREDIT

Founded in 2004, White River is the holding company for Coastal Credit LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 26 states – California, Colorado, Delaware, Florida, Georgia, Hawaii, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Washington – through its 16 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $132.1 million at September 30, 2011.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2010,
o	its Proxy Statement on Schedule 14A dated April 1, 2011, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

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